Exhibit 10.1

AMENDMENT NO. 1

TO THE

BENTLEY SYSTEMS, INCORPORATED
BONUS POOL PLAN
(As Amended and Restated Effective as of September 22, 2020)

    WHEREAS, Bentley Systems, Incorporated (the “Company”) amended and restated the Bentley Systems, Incorporated Bonus Pool Plan (the “Bonus Pool Plan”), effective as of September 22, 2020;

    WHEREAS, Section 6(g) of the Bonus Pool Plan provides that, subject to certain inapplicable limitations, the “Nonemployee Directors,” as defined in the Bonus Pool Plan, in their sole discretion, reserve the right to amend the Bonus Pool Plan from time to time; and

    WHEREAS, the Nonemployee Directors desire to amend the Bonus Pool Plan to modify Exhibit A thereof and have unanimously approved the amendments set forth herein;

    NOW, THEREFORE, effective as of November 2, 2022, Appendix A of the Plan is hereby amended and restated in its entirety as set forth on Schedule I hereto.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 2nd day of November, 2022.

BENTLEY SYSTEMS, INCORPORATED

By: /s/ David R. Shaman
 Name: David R. Shaman
Title: Chief Legal Officer and Secretary

Schedule I

BENTLEY SYSTEMS, INCORPORATED

BONUS POOL PLAN

APPENDIX A

Participant	First Fractional Interest for 2022*		Second Fractional Interest for 2022*
Greg Bentley	12/33		12/33
Keith Bentley	7/33		7/33
David Hollister	4/33	**	4/33	**

* The First and Second Fractional Interests will be in place each successive calendar year for each Participant unless and until the Nonemployee Directors change or revoke one or both of them for such Participant.

Further, neither (i) the proration of a Participant’s Bonus under Section 3(b) for a calendar quarter or the elimination of a Participant’s First and Second Fractional Interests for future calendar quarters, in each case due to the Participant’s Termination of Employment, nor (ii) the reduction in a Participant’s First and Second Fractional Interests under Section 3(c) due to the Participant’s less than full-time employment, shall result in or cause any change in the First and Second Fractional Interests of the remaining Participants, even though neither the sum of such First Fractional Interests nor the sum of such Second Fractional Interests for such remaining Participants equals 1.0.

** Effective for current year payouts and thereafter, one-third of David Hollister’s First and Second Fractional Interests shall be multiplied by a coefficient determined by calculating the annual increase (or decrease) in value of the BSY Investments portfolio, taking into account applicable fees and an annual hurdle rate. The calculation of such coefficient shall be approved by the Nonemployee Directors.